Exhibit 10.7

EXECUTION VERSION

THIRD AMENDMENT TO CREDIT AGREEMENT AND WAIVER

THIS THIRD AMENDMENT TO CREDIT AGREEMENT AND WAIVER (this “Agreement”) dated as of August 14, 2018 (the “Third Amendment Effective Date”) is entered into among VENUS CONCEPT CANADA CORP., an Ontario corporation (“Venus Canada”), VENUS CONCEPT USA INC., a Delaware corporation (“Venus USA” and together with Venus Canada, each a `Borrower” and collectively, the “Borrowers”), VENUS CONCEPT LTD., an Israeli corporation (the “Parent’), the Lenders party hereto and MADRYN HEALTH PARTNERS, LP, a Delaware limited partnership, as Administrative Agent. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Existing Credit Agreement (as defined below) or the Amended Credit Agreement (as defined below), as the context shall require.

RECITALS

WHEREAS, the Borrowers, the Parent, the Guarantors, the Lenders and the Administrative Agent have entered into that certain Credit Agreement dated as of October 11, 2016 (as amended by that certain First Amendment to Credit Agreement and Investment Documents dated as of May 25, 2017, that certain Second Amendment to Credit Agreement and Consent Agreement dated as of February 15, 2018, and as further amended or modified from time to time, the “Existing Credit Agreement”);

WHEREAS, the Loan Parties have requested that the Lenders waive the Events of Default set forth in Annex A to this Agreement (such Events of Default, the “Existing Events of Default”);

WHEREAS, the Loan Parties have requested that the Existing Credit Agreement be amended to provide for certain modifications of the terms of the Existing Credit Agreement, and that, as so amended, the Existing Credit Agreement for ease of reference be restated (after giving effect to this Agreement) in the form of Schedule 1 hereto;

WHEREAS, the Lenders are willing to waive the Existing Events of Default and amend the Existing Credit Agreement, in each case, subject to the terms and conditions hereof;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments.

Effective as of the Third Amendment Effective Date:

(a) The Existing Credit Agreement is hereby amended by this Agreement and for ease of reference restated (after giving effect to this Agreement) in the form of Schedule 1 hereto (the Existing Credit Agreement, as so amended by this Agreement, being referred to as the “Amended Credit Agreement”).

(b) Schedules 1.01, 2.01, 6.06, 6.10, 6.13(a), 6.13(b), 6.17,6.20(a), 6.22 and 11.02 to the Existing Credit Agreement are hereby amended to read as provided on Schedules 1.01, 2.01. 6.06, 6.10, 6.13(0, 6.13(b), 6.17, 6.20(0, 6.22 and 11.02 hereto.

(c) Schedule 7.19 to the Exiting Credit Agreement is hereby deleted in its entirety.

(d) Exhibit B-1 to the Existing Credit Agreement is hereby re-titled as Exhibit B-1 (A).

(e) Exhibits A, B-1(A), B-2, C, D, E and G to the Existing Credit Agreement are hereby amended and restated to read, in their entirety, in the form of Exhibits A, B-1(A), B-2, C, D, E and G hereto.

(f) Exhibits B-1(B) and _6 hereto are hereby added to the Existing Credit Agreement as new Exhibits B-I (B) and B-6 thereto.

Except as expressly set forth above, all Schedules and Exhibits to the Existing Credit Agreement will continue in their present forms as Schedules and Exhibits to the Amended Credit Agreement.

2. Waiver of Existing Events of Default.

Subject to the other terms and conditions of this Agreement, the Lenders hereby waive the Existing Events of Default. The above shall not modify or affect the Loan Parties’ obligations to comply fully with the terms of the Credit Agreement or any other duty, term, condition or covenant contained in the Credit Agreement or any other Investment Document in the future. This waiver is limited solely to the Existing Events of Default, and nothing contained in this Agreement shall be deemed to constitute a waiver of any other rights or remedies the Administrative Agent or any Lender may have under the Credit Agreement or any other Investment Documents or under applicable Law.

3. Conditions Precedent.

This Agreement shall be effective upon satisfaction of the following conditions precedent:

(a) receipt by the Administrative Agent of counterparts of this Agreement duly executed by the Loan Parties, the Lenders and the Administrative Agent;

(b) receipt by the Administrative Agent of counterparts of (i) the amended and restated fee letter duly executed by the Borrowers and the Administrative Agent, (ii) the Term A-1 Notes duly executed by the Borrowers, (iii) the Term A-2 Notes duly executed by the Borrowers and (iv) the 2018 Israeli Debenture duly executed by the Parent and the Administrative Agent;

(c) receipt by the Administrative Agent of (i) the Third Amendment STA, (ii) the Conversion Side Letter, (iii) that that certain voting undertaking dated as of August 13, 2018 made by certain holders of preferred shares of the Parent to the Parent (the “Voting Undertaking”) and (iv) a certificate signed by a Responsible Officer of the Parent attaching executed copies of each document necessary to effectuate the Third Amendment STA, the Conversion Side Letter, the Voting Undertaking and the transactions contemplated thereby, in each case in form and substance satisfactory to the Administrative Agent;

(d) the Lenders shall have closed on the purchase of the Purchased Shares (as defined in the Third Amendment STA) of the Parent from the Sellers (as defined in the Third Amendment STA), as contemplated by the Third Amendment STA and the other documents and agreements related thereto;

(e) receipt by the Administrative Agent of the following, each of which shall be originals or pdf scans or facsimiles (in each case followed promptly by originals), in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:

(i) (A) copies of the Organization Documents of each Loan Party (except for the Parent and Venus Canada) certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a secretary or assistant secretary of such Loan Party (or other Responsible Officer of such Loan Party) to be true and correct as of the Third Amendment Effective Date and (B) copies of the Articles of Association of the Parent and Organization Documents of Venus Canada, in each case, certified to be true and complete as of the Third Amendment Effective Date by a Responsible Officer of the Parent;

(ii) (A) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement, the Third Amendment STA, the Conversion Side Letter and the 2018 Israeli Debenture and (B) without limiting the generality of the foregoing, (I) copies of resolutions of the Board of Directors of the Parent and, if applicable, any other Israeli Guarantor, as are required to comply with applicable law and the Organization Documents of the Parent or such other Israeli Guarantor, as the case may be, (II) to the extent applicable, copies of the resolutions of any committee of the Board of Directions of each Israeli Guarantor and (Ill) if any transaction contemplated by any Investment Document involving an Israeli Guarantor qualifies as a transaction with an Interested Party (bawl inyan) (as that term is defined in the Israeli Companies Law), resolutions and approvals of the requisite shareholders of such Israeli Guarantor, the board of directors of such Israeli Guarantor and any other required organ of such Israeli Guarantor approving each Investment Document to which such Israeli Guarantor is a party and the performance of such Israeli Guarantor’s obligations thereunder, such approval in accordance with the Israeli Companies Law, Part VI, Chapter 5; and

(iii) such documents and certifications as the Administrative Agent may require to evidence that each Loan Party is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in its state or other jurisdiction of organization or formation;

(f) receipt by the Administrative Agent of favorable opinions of legal counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, dated as of the Third Amendment Effective Date, and in form and substance reasonably satisfactory to the Administrative Agent;

(g) receipt by the Administrative Agent of the quarterly financial statements required by Section 7.01(b) of the Existing Credit Agreement and an accompanying Compliance Certificate that satisfies the requirements of Section 7.02(α) of the Amended Credit Agreement, in each case for the fiscal quarter ending June 30, 2018;

(h) receipt by the Administrative Agent of (i) evidence in form and substance reasonably satisfactory to the Administrative Agent of the calculation (in reasonable detail) of Consolidated Revenues for the four consecutive fiscal quarter period ending December 31, 2017 both before and after giving effect to the change in revenue reporting practices of treating subscription arrangements as capital leases under GAAP and (ii) a certificate in form and substance reasonably satisfactory to the Administrative Agent and signed by a Responsible Officer of each of the Borrowers certifying the calculation (in reasonable detail) of the amount of the Available Funding Amount as of the Third Amendment Effective Date;

(i) receipt by the Administrative Agent of all Third Amendment Cash Pay Interest;

(j) receipt by the Administrative Agent of (i) a Loan Notice with respect to the Term A-2 Borrowing to be made on the Third Amendment Effective Date and (ii) a reasonably satisfactory letter of direction containing funds flow information with respect to the proceeds of the Loans to be made on the Third Amendment Effective Date; and

(k) receipt by Moore & Van Allen PLLC, counsel to the Administrative Agent, of all its fees and expenses unpaid to date and owing pursuant to the terms of the Investment Documents; provided, that, after the Borrowers shall have paid the first $100,000 of such fees and expenses plus any VAT, the Borrowers shall only be required to pay fifty percent (50%) of any such fees and expenses that are in excess of such first $100,000 2M VAT (it being understood and agreed that info event shall anything in this Section 3(k) derogate from or diminish the obligations of the Loan Parties to pay fees and expenses of the Administrative Agent and its Affiliates to the extent incurred after the Third Amendment Effective Date).

4. Conditions Subsequent.

The Loan Parties agree that they will deliver, or will cause to be delivered, to the Administrative Agent, within fifteen (15) Business Days of the Third Amendment Effective Date (or such later date as the Administrative Agent may agree in its sole discretion), evidence in form and substance reasonably satisfactory to the Administrative Agent that the “Events of Default” under Sections 7(1) (arising from the Borrowers’ failure to comply with Section 6(a) of the CNB

Loan Agreement (as defined below)) and 7(c) (arising from the Existing Events of Default) of that certain Loan Agreement dated as of May 25, 2017 between the Borrowers and the Permitted Senior Revolving Credit Lender (the “CNB Loan Agreement”) shall have been waived by the Permitted Senior Revolving Credit Lender.

5. Paid-In-Kind Interest.

Each of the parties hereto agrees that the amount of accrued interest on the Loans as of the Third Amendment Closing Date is $623,052.95 (the “Aggregate Accrued Interest Amount”). Notwithstanding anything to the contrary in the Existing Credit Agreement or the Amended Credit Agreement, (a) $431,344.35 of the Aggregate Accrued Interest Amount shall constitute Cash Pay Interest (as defined in the Existing Credit Agreement) and be due and payable on the Third Amendment Effective Date (such amount, the “Third Amendment Cash Pay Interest”) and (b) $191,708.60 of the Aggregate Accrued Interest Amount shall constitute Paid-in-Kind Interest (as defined in the Existing Credit Agreement) and be added to the outstanding principal amount of the Term A-1 Loans on the Third Amendment Effective Date.

6. Reaffirmation.

Each of the Loan Parties acknowledges and reaffirms (a) that it is bound by all of the terms of the Investment Documents to which it is a party and (b) that it is responsible for the observance and full performance of all of the Obligations, including without limitation, the repayment of the Loans. Furthermore, the Loan Parties acknowledge and confirm that by entering into this Agreement, the Administrative Agent and the Lenders do not, except as expressly set forth herein, waive or release any term or condition of the Credit Agreement or any of the other Investment Documents or any of their rights or remedies under such Investment Documents or any applicable Law or any of the obligations of the Loan Parties thereunder.

7. Release.

As a material part of the consideration for Administrative Agent and the Lenders entering into this Agreement, the Loan Parties agree as follows (the “Release Provision”):

(a) By their respective signatures below, the Loan Parties hereby agree that the Administrative Agent, the Lenders, each of their respective Affiliates and each of the foregoing Persons’ respective officers, managers, members, directors, advisors, sub-advisors, partners, agents and employees, and their respective successors and assigns (hereinafter all of the above collectively referred to as the “Lender Group”), are irrevocably and unconditionally released, discharged and acquitted from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act under or otherwise arising in connection with the Investment Documents on or prior to the Third Amendment Effective Date.

(b) Each Loan Party hereby acknowledges, represents and warrants to the Lender Group that:

(i) it has read and understands the effect of the Release Provision. Each Loan Party has had the assistance of independent counsel of its own choice, or has had the opportunity to retain such independent counsel, in reviewing, discussing, and considering all the terms of the Release Provision; and if counsel was retained, counsel for such Loan Party has read and considered the Release Provision and advised such Loan Party with respect to the same. Before execution of this Agreement, such Loan Party has had adequate opportunity to make whatever investigation or inquiry it may deem necessary or desirable in connection with the subject matter of the Release Provision.

(ii) no Loan Party is acting in reliance on any representation, understanding, or agreement not expressly set forth herein. Each Loan Party acknowledges that the Lender Group has not made any representation with respect to the Release Provision except as expressly set forth herein.

(iii) each Loan Party has executed this Agreement and the Release Provision thereof as its free and voluntary act, without any duress, coercion, or undue influence exerted by or on behalf of any person.

(iv) the Loan Parties are the sole owners of the claims released by the Release Provision, and no Loan Party has heretofore conveyed or assigned any interest in any such claims to any other Person.

(c) Each Loan Party understands that the Release Provision was a material consideration in the agreement of the Administrative Agent and the Lenders to enter into this Agreement. The Release Provision shall be in addition to any rights, privileges and immunities granted to the Administrative Agent and the Lenders under the Investment Documents.

8. Miscellaneous.

(a) The Credit Agreement and the obligations of the Loan Parties thereunder and under the other Investment Documents, except as expressly modified by this Agreement, are hereby ratified and confirmed and shall remain in full force and effect according to their terms. This Agreement is a Loan Document.

(b) The Loan Parties hereby represent and warrant as follows:

(i) Each Loan Party has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

(ii) This Agreement has been duly executed and delivered by such Loan Party and constitutes such Loan Party’s legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(iii) No consent, approval, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by any Loan Party of this Agreement.

(c) The Loan Parties represent and warrant to the Administrative Agent and the Lenders that after giving effect to this Agreement (i) the representations and warranties of the Loan Parties set forth in Article VI of the Credit Agreement and in each other Loan Document are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) as of the date hereof with the same effect as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate solely to an earlier date in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) as of such earlier date and (ii) no event has occurred and is continuing which constitutes a Default or an Event of Default.

(d) Each of the Loan Parties hereby affirms the Liens created and granted in the Loan Documents in favor of the Administrative Agent, for the benefit of the Secured Parties, and agrees that this Agreement does not adversely affect or impair such liens and security interests in any manner.

(e) This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf’ or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

(f) If any provision of this Agreement is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(g) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AM) INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

BORROWERS

VENUS CONCEPT CANADA CORP.,
an Ontario corporation

/s/ Domenic Serafino
Name: Domenic Serafino
Title: CEO

VENUS CONCEPT USA INC
a Delaware corporation

/s/ Domenic Serafino
Name: Domenic Serafino
Title: President

PARENT:

VENUS CONCEPT LTD.,
an Israeli corporation

/s/ Domenic Serafino
Name: Domenic Serafino
Title: CEO

ADMINISTRATIVE AGENT:

MADRYN HEALTH PARTNERS. LP, a Delaware limited partnership

By:	MADRYN HEALTH ADVISORS, LP
its General Partner

By:	MADRYN HEALTH ADVISORS GP, LLC,
its General Partner

By:	/s/ Peter Faroni

Name:	Peter Faroni
Title:	Member

LENDERS:

MADRYN HEALTH PARTNERS, LP. a Delaware limited partnership

By:	MADRYN HEALTH ADVISORS, LP

its General Partner

By:	MADRYN HEALTH ADVISORS GP, LLC,

its General Partner

By:	/s/ Peter Faroni

Name:	Peter Faroni
Title:	Member

MADRYN HEALTH PARTNERS (CAYMAN MASTER) LP

By:	MADRYN HEALTH ADVISORS, LP

its General Partner

By:	MADRYN HEALTH ADVISORS GP, LLC,

its General Partner

By:	/s/ Peter Faroni

Name:	Peter Faroni
Title:	Member